 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K/A

Amendment No. 3

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 1, 2024

The Estée Lauder Companies Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14064	11-2408943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, New York, New York		10153
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code
212-572-4200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.01 par value	EL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

As announced on November 1, 2023, The Estée Lauder Companies Inc. (the "Company") launched the Profit Recovery and Growth Plan ("PRGP") to help progressively rebuild its profit margins in fiscal years 2025 and 2026.

The PRGP is focused on rebuilding stronger, more sustainable profitability, supporting sales growth acceleration and increasing speed and agility. The plan is designed to improve gross margin, lower the cost base and reduce overhead expenses, while increasing investments in key consumer-facing activities. Upon completion of this plan, the Company expects to have improved its gross margin and expense base to drive greater operating leverage for the future.

As a component of the PRGP, on February 5, 2024, the Company announced a two-year restructuring program and filed a Current Report on Form 8-K. The restructuring program’s main focus included the reorganization and rightsizing of certain areas of the Company as well as simplification and acceleration of processes. The Company committed to this course of action on February 1, 2024.

At that time, the restructuring program was expected to result in restructuring and other charges totaling between $500 million and $700 million (before tax), and the Company was unable to make a determination of the estimated amount or range of amounts to be incurred by major cost type and future cash expenditures pursuant to the restructuring program.

After reviewing additional potential initiatives and the progress of previously approved initiatives, on February 3, 2025, the Company committed to the expansion of the PRGP, including an expansion of the restructuring program and filed a Current Report on Form 8-K on February 4, 2025.

The expansion of the overall PRGP is focused on three key areas. First, the Company plans to adopt a more competitive approach to procurement, a key pillar of savings, by further consolidating spending and strategically re-evaluating key supplier relationships. Second, the Company plans to further improve efficiencies within its supply chain network through a zero-waste approach, aiming to improve demand forecasting and innovation planning to minimize excess inventory and product destruction. Third, the Company is outsourcing select services to proven global partners.

The expanded component of the restructuring program began during the Company’s fiscal 2025 third quarter with all initiatives to be approved by the end of fiscal 2026. Specific initiatives under the expanded component of the restructuring program are expected to be substantially completed by the end of fiscal 2027. The focus of the now expanded restructuring program (now, collectively the “Restructuring Program”) includes (i) reorganization and rightsizing of certain areas and (ii) simplification and acceleration of processes, along with the newly added focus on (i) outsourcing of select services and (ii) evolution of go-to-market footprint and selling models.

The Restructuring Program is expected to include a number of initiatives, and the Company estimates that restructuring and other charges to implement those initiatives are expected to total between $1,200 million and $1,600 million (before tax). At the time the Company filed the Current Report on Form 8-K on February 4, 2025, the Company was unable to make a determination of the estimated amount or range of amounts to be incurred by major cost type and future cash expenditures pursuant to the Restructuring Program.

Since the initial Current Report on Form 8-K filed on February 5, 2024, the Company has disclosed information about specific initiatives approved under the Restructuring Program, including most recently in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed on May 1, 2025, which provided information about specific initiatives approved cumulatively through April 24, 2025. The Company is filing this Form 8-K/A to provide details about specific initiatives approved since that date.

Subsequent to April 24, 2025, the Company approved the following initiatives under the Restructuring Program to drive future sales growth and productivity to rebuild gross and operating margin profitability:

•Value Chain Optimization – The Company approved initiatives to reduce spans and layers and right-size organizational capability within its supply chain and research and development functions. These actions will primarily result in employee severance through a net reduction in workforce.

•Enabling Function Re-Invention – The Company approved initiatives to reorganize and right-size various corporate functions. These activities will primarily result in employee severance through a net reduction in workforce.

•Future of Brand-led Model - The Company approved initiatives to redesign spans and layers in its marketing, creative and other functions within the brand and product category structures to make them leaner, faster and more agile. These activities will primarily result in employee severance through a net reduction in workforce.

•The Company has also approved incremental costs to maintain its Project Management Office, including internal costs for employees dedicated solely to project management activities, and consulting services to assist with business case development and execution.

Once the relevant accounting criteria have been met, the Company expects to record cumulative restructuring and other charges of approximately $747 million (before tax) in connection with initiatives approved since inception of the Restructuring Program through July 30, 2025, which other than the non-cash charges, are expected to result in future cash expenditures funded from cash provided by operations.

Of the $1,200 million to $1,600 million restructuring and other charges expected to be incurred in connection with the Restructuring Program, total cumulative charges approved by the Company through July 30, 2025 were:

	Sales Returns (included in Net Sales)	Cost of Sales	Operating Expenses		Total
(In millions)			Restructuring Charges	Other Charges
Approval Period
Cumulative charges approved through April 24, 2025	$5	$10	$488	$120	$623
April 25, 2025 - July 30, 2025	(1)	—	95	30	124
Cumulative charges approved through July 30, 2025	$4	$10	$583	$150	$747

Included in the above table, cumulative restructuring charges for initiatives approved by the Company through July 30, 2025 were:

(In millions)	Employee- Related Costs	Asset- Related Costs	Contract Terminations	Other Exit Costs	Total
Approval Period
Cumulative charges approved through April 24, 2025	$449	$13	$3	$23	$488
April 25, 2025 - July 30, 2025	90	5	—	—	95
Cumulative charges approved through July 30, 2025	$539	$18	$3	$23	$583

The Company will continue to file additional disclosures in connection with initiatives associated with the Restructuring Program that individually or collectively are determined to be significant. Such disclosures would be filed after the Company is able to make good faith determinations of the estimated amount or range of amounts by each major type of cost and future cash expenditures relating to such initiatives.

The forward-looking statements contained herein, including those relating to our expectations regarding restructuring and other charges, involve risks and uncertainties. Factors that could cause actual results to differ materially from those forward-looking statements include current economic and other conditions in the global marketplace, actions by retailers and consumers, competition, the Company’s ability to successfully implement its long-term strategic plan and those factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ESTÉE LAUDER COMPANIES INC.

Date:	August 1, 2025	By:	/s/ Akhil Shrivastava
Akhil Shrivastava
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

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